                                 FIRST AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

     THIS FIRST AMENDMENT (the "Amendment") to that certain AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of September 28, 2000, by and among US Bank National Association, a national banking association ("Bank"), and Horizon Organic Holding Corporation, a Delaware corporation ("Borrower"), and is entered into among the Borrower, Guarantors, Rachel's Dairy Limited (registered number 2545149), a company incorporated in England and Wales ("Rachel's Dairy"), Meadow Farms Limited (registered number 2508537), a company incorporated in England and Wales ("Meadow Farms"), Organic Dairies Limited (registered number 366108), a company incorporated in England and Wales ("ODL"), Organic Matters Limited (registered number 3573818), a company incorporated in England and Wales ("Organic Matters"), Horizon Organic Dairy Limited (registered number 3729723), a company incorporated in England and Wales ("HODL") (Rachel's Dairy, Meadow Farms, ODL, Organic Matters and HODL collectively referred to herein as the "UK Subsidiaries"), and Horizon Organic Dairy, Inc., a Colorado corporation, Horizon Organic Dairy, Maryland Farm, Inc., a Colorado corporation, Horizon Organic Dairy, Idaho Farm, Inc., a Colorado corporation, Horizon Organic Dairy, California Farm, Inc., a Delaware corporation, and Horizon Organic International, Inc., a Delaware corporation (such companies collectively referred to herein as "Guarantors").

                                R E C I T A L S :

     A. Borrower was previously granted a Line of Credit and Term Loan pursuant to the terms of that certain Amended and Restated Loan and Security Agreement dated as of May 30, 2000, by and among the Bank, Borrower, and the Guarantors (the "Loan Agreement").

     B. Pursuant to the terms of the Loan Agreement, the parties agreed to enter into an agreement regarding the specific collateral to be granted to the Bank and the covenants and other agreements to be applicable to the UK Subsidiaries on or before June 23, 2000.

     C. Due to issues related to English law, the Bank has agreed, without waiving any claims, to change the June 23, 2000, date to September 29, 2000.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE ONE
                          DEFINITIONS AND USE OF TERMS

     SECTION 1.1 DEFINED TERMS. All terms which are capitalized herein which are not otherwise defined shall have the meanings given to them in the Loan Agreement. As used herein, the following terms shall have the meanings indicated, unless the context otherwise requires:

     "CONSIDERATION PAYMENTS" means any payment of Consideration (as defined in the respective agreement referred to below) made or remaining to be made (if any) by:

     (i) HODL pursuant to a share sale agreement dated May 31, 2000, made between HODL, Roger Persey and others, and Peter Dunsford (the "MEADOW FARMS SALE AGREEMENT") to the Covenantors (as defined in the Meadow Farms Sale Agreement);

     (ii) HODL pursuant to a share sale agreement dated June 9, 2000, made between HODL, David Stacey and others (the "ORGANIC MATTERS SALE AGREEMENT") to the Sellers (as defined in the Organic Matters Sale Agreement);

     (iii) Meadow Farms pursuant to a share sale agreement dated May 31, 2000 made between Meadow Farms, David Underdown and others, and Peter Dunsford (the "ORGANIC DAIRIES SALE AGREEMENT") to the Sellers as defined in the Organic Dairies Sale Agreement together with the payment of L2,000,000 made by Horizon Organic International, Inc. to HODL on or about May 26, 2000, pursuant to a subscription by Horizon Organic International, Inc., for 200,000 ordinary shares of L1.00 each in the capital of HODL and any other payments in respect of or in any way relating to or referable to directly or indirectly the above payments of consideration and/or subscription monies (including without limitation the payment of any interest or fees to the Bank or any of HODL's professional advisers or otherwise).

     "EXISTING UK INDEBTEDNESS" means the Indebtedness of the UK Subsidiaries existing on the Closing Date as set forth on EXHIBIT A.

     "OBLIGATIONS" means, (a) in relation to HODL, the Obligations, and (b) in relation to each of the UK Subsidiaries other than HODL, such of the Obligations (as defined in the Loan Agreement and including the duties of the UK Subsidiaries under the Amendment) as the relevant UK Subsidiary may lawfully guarantee and/or secure or become liable to pay or perform (or become subject to the rights of offset and/or banker's lien due to such guarantee, security or liability) without breaching section 151 of the English Companies Act 1985; provided, however, that in relation to the UK Subsidiaries other than HODL, the Obligations shall not extend to any obligation or liability of the Borrower to the Bank incurred or to be incurred directly or indirectly in relation to the making of all or any of the Consideration Payments in respect of the acquisitions and subscription referred in the definition of "Consideration Payments," to the extent, but only to the extent that which, if it were so included, would result in a contravention of section 151 of the Companies Act 1985 (as amended)(or its equivalent in any other jurisdiction).

     "PERMITTED UK LIENS" means the Liens in existence as of the date of this Amendment held against assets of the UK Subsidiaries, as set forth on EXHIBIT A.

     "UK COLLATERAL" shall have the meaning set forth in Section 2.3 of this Amendment.

     "UK SECURITY INTERESTS" shall have the meaning set forth in Section 2.3 of this Amendment.

     "UK SUBSIDIARIES" shall mean Rachel's Dairy, Meadow Farms, ODL, Organic Matters and HODL.

     SECTION 1.2 HEADINGS. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

                                   ARTICLE TWO
                            COLLATERAL AND GUARANTIES

     SECTION 2.1 OFFSET. If a Default occurs and is continuing, Bank shall be entitled to exercise the rights of offset and/or banker's lien against the interests of UK Subsidiaries in and to each and every account and other property of such UK Subsidiary which is in the possession of Bank to the extent of the full amount of the Obligations.

     SECTION 2.2 GUARANTIES. Each present and future Subsidiary shall unconditionally guarantee payment and performance of the Obligations by each executing and delivering a Guaranty; provided, however that Bank shall not currently require a Guaranty from Rachel's Dairy, but may require such Guaranty upon written notice to Borrower and Rachel's Dairy.

     SECTION 2.3 UK COLLATERAL. As security for the Obligations, each UK Subsidiary other than Rachel's Dairy (which may be required in the future upon written notice to the Borrower and Rachel's Dairy) shall forthwith grant to the Bank a debenture creating fixed and floating charges (collectively, the "UK Security Interests") over the whole of its undertaking and assets (the "UK Collateral") including but not limited to:

          (a) Any and all present and future Accounts, General Intangibles, chattel paper, documents, instruments, Inventory, Farm Products, and Equipment now owned or hereafter acquired by such entity;

          (b) Any and all of the issued and outstanding Shares now owned or hereafter acquired by such entity other than thirty-five percent (35%) of the Shares of Rachel's Dairy;

          (c) Any and all rights, titles, interests, security interests, powers, and privileges such entity may now have or be or become entitled to under or by virtue of any business acquired by such entity, in whole or in part;

          (d) Any and all rights, titles, and interests now owned or hereafter acquired by such entity in and to any Leases;

          (e) Any and all Real Estate now owned or hereafter acquired by such entity; and

          (f) Any and all Accounts, General Intangibles, Documents, chattel paper, and proceeds arising from or by virtue of, or from the sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty claims against manufacturers of, or claims against any other Persons with respect to, all or any part of the UK Collateral described in Subsections (a) through (e) preceding.

Such UK Collateral shall secure the payment and performance of the Obligations.

     SECTION 2.4 OTHER PROVISIONS OF THE LOAN AGREEMENT. The UK Subsidiaries agree to be bound by each of the terms of the Loan Agreement to the same extent as if they were parties to such agreement, except as specifically amended by this Amendment, and only to the extent that such UK Subsidiary may lawfully agree to be bound without breaching Section 151 of the English Companies Act 1985. As to the parties to the Loan Agreement, to the extent there is any conflict between the specific provisions of this Amendment and the Loan Agreement, this Amendment shall govern.

                                  ARTICLE THREE
                         REPRESENTATIONS AND WARRANTIES

     The Borrower and each of the UK Subsidiaries represent and warrant to Bank as follows:

     SECTION 3.1 CORPORATE EXISTENCE AND AUTHORITY. Each of the UK Subsidiaries
(a) is a corporation duly organized, validly existing, and in good standing under the Laws of the England and Wales (b) is duly licensed or qualified to transact business in each jurisdiction where the nature and extent of its business and properties require the same, and (c) possesses all requisite authority, power, licenses, permits, and franchises to conduct its business and execute, deliver, and comply with the terms of the Loan Papers.

     SECTION 3.2 CORPORATE AUTHORITY. All requisite corporate action to authorize the execution and delivery of the Loan Papers to be executed by each UK Subsidiary, the consummation of all transactions contemplated thereby, and the performance and discharge by such UK Subsidiary of its obligations thereunder have been duly taken by such UK Subsidiary; no authorization, approval, consent, or notice under the provisions of the company documents, or any amendments thereof, of such UK Subsidiary, or under any other relevant instrument or applicable Law or by any additional party or Tribunal is required with respect to the execution and delivery of such Loan Papers, the consummation of all transactions contemplated thereby or the performance and discharge by such UK Subsidiary of its obligations thereunder, and all of such Loan Papers will, upon execution and delivery, be legal, valid, and binding obligations of the UK Subsidiary, enforceable in accordance with their respective terms.

     SECTION 3.3 COMPLIANCE WITH LAWS AND DOCUMENTS. None of the UK Subsidiaries is, nor will the execution, delivery, and the performance of and compliance with the terms of the Loan Papers cause any UK Subsidiary to be: (a) in violation of any Laws or its respective company organizational documents in any respect which could have any effect whatsoever upon the validity, performance, or enforceability of any of the terms of the Loan Papers or which could have a Material Adverse Effect; or (b) in default (nor has any event occurred which, with notice or lapse of time or both, could constitute a default) under any material agreement or instrument to which any UK Subsidiary is a party or under which any of them or any of their property is bound.

     SECTION 3.4 LITIGATION. There is no Litigation pending or, to the knowledge of Borrower or any UK Subsidiary, threatened against any UK Subsidiary which could have a Material Adverse Effect.

     SECTION 3.5 TAXES. All Tax returns of the UK Subsidiaries required to be filed have been filed, and all Taxes imposed upon the UK Subsidiaries which are due and payable have been paid.

     SECTION 3.6 PROPERTIES; PERMITTED UK LIENS. The UK Subsidiaries have good and marketable title to all their respective properties reflected on the Financial Statements referenced in Section 3.8; all material leases under which any UK Subsidiary is lessee or tenant are in full force and effect, and there exists no default (nor has any event occurred which with notice or lapse of time or both, could constitute a default) thereunder; except for the Permitted UK Liens, to the knowledge of Borrower and the UK Subsidiaries after reasonable investigation, there is no Lien on any asset of any of the UK Subsidiaries except as set forth on EXHIBIT "A". The registered office and principal place of business of each of the UK Subsidiaries is located at the address set forth in EXHIBIT "B " hereto, and all of the UK Subsidiaries' records relating to its businesses or the UK Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in EXHIBIT "B" hereto.

     SECTION 3.7 OWNERSHIP OF SUBSIDIARIES AND NAMES. The extent of the ownership of the capital stock of and jurisdiction of incorporation of the UK Subsidiaries is shown on EXHIBIT "C", and, except as set forth thereon, none of the UK Subsidiaries (a) has any other Subsidiaries, or (b) has used or transacted business under any other corporate or trade name in the five-year period preceding the date hereof.

     SECTION 3.8 FINANCIAL STATEMENTS. The Financial Statements of each of the UK Subsidiaries, heretofore or hereafter furnished to Bank, fairly present the financial condition and results of operations of the UK Subsidiaries, as of, and for the portion of the fiscal year ending on, the date thereof. There were no material liabilities, direct or indirect, fixed or contingent, of the UK Subsidiaries as of the date of the Financial Statements referenced above which are not reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, this agreement and transactions heretofore disclosed in writing to Bank, there have been no material adverse changes in the financial condition of UK Subsidiaries from those shown in the Financial Statements referenced above between such date and the date of this Amendment, nor have such UK Subsidiaries incurred any material liability, direct or indirect, fixed, or contingent.

     Section 3.9 EXISTING UK INDEBTEDNESS. Except as fully described on EXHIBIT "A ", none of the UK Subsidiaries is directly, indirectly, or contingently obligated with respect to any Indebtedness.

     SECTION 3.10 MATERIAL AGREEMENTS. EXHIBIT "D" contains a true and complete description of all material written and oral contracts, agreements, commitments, and understandings to which any of the UK Subsidiaries is a party, by which any UK Subsidiary is directly or indirectly bound, or to which any of the assets of any UK Subsidiary may be subject, except (a) those which are otherwise specifically described in the Loan Papers, and (b) contracts which are cancellable upon 30 days' or less notice without liability for further payment other than nominal penalty.

     SECTION 3.11 LOCATION OF UK COLLATERAL. The present and foreseeable obligations of any and all of the UK Collateral or of the books and records with respect thereto, as the case may be, are stated on EXHIBIT "B".

     SECTION 3.12 ENVIRONMENTAL MATTERS. (a) Except as disclosed on EXHIBIT "E", none of the UK Subsidiaries has received any notice to the effect, or has any knowledge, that any real property or its operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could have a material adverse effect on the business, operations, real property, assets or conditions (financial or otherwise) of such UK Subsidiary; (b) there have been no releases of hazardous material at, on or under the real property that, singly or in the aggregate, have, or any reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, real property or prospects of such UK Subsidiary; (c) there are no underground storage tanks, active or abandoned, including without limitation petroleum storage tanks, on or under the real property that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business or real property or prospects of UK Subsidiary; and (d) except as disclosed on EXHIBIT "E", no conditions exist at, on or under the real property which, with the passage of time, or the giving of notice or both, would rise to any material liability under any Environmental Laws.

     SECTION 3.13 GENERAL. There is no significant material fact or condition relating to the financial conditions and businesses of the UK Subsidiaries, collectively or individually, which has not been related, in writing, to Bank, and all writings heretofore or hereafter exhibited or delivered to Bank by or on behalf of any UK Subsidiary are and will be genuine and in all respects what they purport and appear to be.

     SECTION 3.14 RIGHTS TO PAYMENT. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing UK Collateral or other collateral covered by the Loan Documents is (or, in the case of all future UK Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the UK Subsidiary's records pertaining thereto as being obligated to pay such obligation.

                                  ARTICLE FOUR
                        CONDITIONS PRECEDENT TO ADVANCES

     SECTION 4.1 INITIAL ADVANCE. Bank will not be obligated to make any Advance unless and until each UK Subsidiary has delivered, or has caused to be delivered, to Bank, or Bank otherwise receives, on or prior to September 29, 2000, the following described documents, certificates, evidences, opinions, and other instruments:

          (a) COMPANY DOCUMENTS. A copy of the certificate of incorporation, any certificate of incorporation on change of name, the memorandum of association and the articles of association for each of the UK Subsidiaries, and all amendments thereto, accompanied by certificates that such copy is correct and complete issued by the Secretary or a Director of the UK Subsidiary, as applicable, dated as of the effective date of this Amendment.

          (b) INCUMBENCY. A certificate of incumbency of each UK Subsidiaries' officers who will be authorized to execute or attest any of the Loan Papers on behalf of such UK Subsidiary, as applicable, dated the effective date of this Amendment, executed by the Secretary or a Director of such UK Subsidiary, as applicable.

          (c) RESOLUTIONS. A copy of resolutions approving the Loan Papers and authorizing the transactions contemplated in this agreement, duly adopted by the Board of Directors of each of UK Subsidiaries, as applicable, accompanied by a certificate of the Secretary or a Director of such UK Subsidiary, as applicable, dated the effective date of this Amendment, that such copy is a true and correct copy of resolutions duly adopted at a meeting of, or by the unanimous written consent of, the Board of Directors of such UK Subsidiary, as applicable, and that such resolutions have not been amended, modified, or revoked in any respect, and are in full force and effect as of the effective date of this Amendment.

          (d) OPINION OF COUNSEL. Opinion of counsel for the UK Subsidiaries and/or the Bank, as required by the Bank, dated the effective date of this Amendment, in form and substance acceptable to the Bank.

          (e) GUARANTIES. The Guaranties, duly executed and properly completed by each of the UK Subsidiaries (other than Rachel's Dairy, as set forth in Section 2.2), together with evidence satisfactory to Bank of the due authorization thereof.

          (f) DEBENTURES. Debentures creating fixed and floating charges over the whole of the undertaking and assets of each of the UK Subsidiaries (other than Rachel's Dairy, as set forth in Section 2.3) dated the effective date of this Amendment, executed and delivered by the appropriate UK Subsidiaries, as debtors, to Bank, as secured party, creating the UK Security Interests in and to all of the UK Collateral, as security for full payment and performance of the Obligations.

          (g) SHARE CERTIFICATES; PURPOSE STATEMENT; AND SECRETARY CERTIFICATES. At the request of the Bank, share certificates evidencing all of the Shares, together with: (i) Blank share transfer covering the Shares executed by the appropriate Company or Companies; (ii) certificates of the Secretary of each Company owning any of the Shares and each Pledged Company, dated the effective date of this Amendment, certifying, with respect to the share capital of each Pledged Company, the number of authorized shares, the number of shares issued and outstanding, the number of shares owned by each Company, and the percentage of the issued and outstanding shares owned by each Company and further certifying that there are no outstanding contracts, instruments, documents, or agreements binding upon such Pledged Company granting to any Person or groups of Persons any right to purchase or acquire shares of the share capital of such Pledged Company and that the shareholders of such Pledged Company are not entitled to any preemptive rights with respect to the issuance or transfer of any share capital of such Pledged Company.

          (h) PRIORITY. Evidence that the UK Security Interests are first and prior and there are no other superior, equal, or inferior Liens or charges except the Permitted UK Liens.

          (i) AFFILIATE OBLIGATION SUBORDINATION AGREEMENTS. Subordination agreements executed by the appropriate UK Subsidiary and by Borrower or other Subsidiary, as appropriate, with respect to, and subordinating to the Obligations, any and all Affiliate Obligations existing on the effective date of this Amendment.

          (j) INSURANCE. Evidence that the UK Collateral granted by the UK Subsidiaries is fully insured in such amounts, against such risks, and with such insurers as may be satisfactory to Bank, with Bank named as loss payee or co-insured for the use and benefit of Bank, together with the policies or certificates evidencing such insurance.

          (k) OTHER DOCUMENTS. Such other documents, opinions, certificates, and evidences as Bank may request.

                                  ARTICLE FIVE
                              AFFIRMATIVE COVENANTS

     So long as Bank is committed to make Advances hereunder and thereafter until payment and performance in full of the Obligations, unless the Bank provides prior written approval of a deviation, each UK Subsidiary covenants and agrees with Bank that it will:

     SECTION 5.1 MONTHLY FINANCIAL STATEMENTS OF UK SUBSIDIARIES. Deliver to Bank, within 45 days after the last day of each month of each fiscal year, (a) balance sheet and income statement showing the consolidating financial conditions and results of operations of all of the UK Subsidiaries as of, and for the period from the beginning of the current fiscal year to, such last day prepared by management, and (b) a certificate executed by the principal financial officer of HODL, certifying that such balance sheet and income statements present fairly the financial conditions and results of operations of the UK Subsidiaries and that the UK Subsidiaries are in full compliance with all the terms, provisions, and conditions of the Loan Papers (including this Amendment).

     SECTION 5.2 OTHER REPORTS. Promptly upon their becoming available, deliver to Bank a copy of any other information pertinent to any covenant, provision, or condition hereof, or to any matter in connection with the business of any UK Subsidiary, at all reasonable times as often as the Bank may reasonably request.

     SECTION 5.3 NOTICE OF LITIGATION OR CHANGES IN FACT. Promptly notify Bank of (a) the existence and status of any Litigation against any UK Subsidiary which has resulted in, or might result in, a Material Adverse Effect, and (b) any change in any material fact or circumstance represented or warranted in any of the Loan Papers.

     SECTION 5.4 PREFERENTIAL CLAIMS. Punctually pay, as the same becomes due, all debts and liabilities which by virtue of the provisions of the English Companies Act 1985, the English Insolvency Act 1986 or otherwise would have priority to all or any part of the security created by or pursuant to the UK Security Interests.

     SECTION 5.5 PAYMENT OF DEBTS. Pay all of its respective material Indebtedness prior to the date on which penalties attach thereto (except to the extent and so long as the payment thereof is being properly contested in good faith by appropriate proceedings and adequate reserves have been established therefor).

     SECTION 5.6 MAINTENANCE OF CORPORATE EXISTENCE, ASSETS, BUSINESS. Maintain
(a) at all times its corporate existence and authority to transact business and good standing in its jurisdiction of incorporation and all other jurisdictions where the same may be necessary, (b) in full force and effect all Rights, leases, agreements, government clearances or certificates and all other licenses or rights necessary to comply with all Laws and other provisions applicable to the business of the UK Subsidiaries, and (c) the assets used in their respective businesses in good repair, working order, and condition and make such proper repairs, renewals, and replacements as may be reasonably required.

     SECTION 5.7 INSURANCE. Maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to the UK Subsidiaries' properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of businesses engaged in the same or a similar business or having similar properties similarly situated with such deviations therefrom as may be agreed upon by Bank.

     SECTION 5.8 COMPLIANCE WITH LOAN PAPERS. Promptly and fully perform all of the obligations of the UK Subsidiaries under the Loan Papers and refrain from doing any act or acts that would violate any covenant under the Loan Papers.

     SECTION 5.9 INCUMBENCY. From time to time, at the request of Bank, certify to Bank, the names, signatures, and positions of all persons authorized to execute and deliver any of the Loan Papers.

     SECTION 5.10 EXPENSES OF BANK. Promptly pay all reasonable costs, fees, and expenses paid or incurred by Bank incident to any of the Loan Papers (including the reasonable fees and expenses of counsel for Bank in connection with the negotiation, preparation, and execution hereof and any amendment hereto and the making of the Line of Credit, Term Loan, or any Advance) or to the enforcement of the obligations of any of the Companies or the exercise of any Rights (including, but not limited to, reasonable attorneys' fees and court costs), all of which shall be and become a part of the Obligations.

     SECTION 5.11 ADDITIONAL GUARANTIES. Cause each Subsidiary hereinafter formed or acquired to duly execute and deliver to Bank a Guaranty, unconditionally guaranteeing full payment and complete performance of the Obligations.

     SECTION 5.12 ADDITIONAL AFFILIATE SUBORDINATION AGREEMENTS. Simultaneously with the creation of any and all future Affiliate obligations, cause to be executed and delivered to Bank a subordination agreement by the appropriate Subsidiary and/or with respect to such Affiliate Obligation.

     SECTION 5.13 NOTICE BEFORE MOVING WITH RESPECT TO UK COLLATERAL; NAME CHANGE. Notify Bank at least ten (10) days prior to any intended move of any of the UK Collateral (or any of the books or records with respect thereto) to any other state, commonwealth, territory, possession, county, parish, or foreign country, or the name change of any UK Subsidiary.

     SECTION 5.14 MAINTENANCE OF PRIORITY OF UK SECURITY INTERESTS. Perform all such acts as Bank may reasonably request in order to enable Bank to report, file, and record every instrument that Bank may deem necessary to perfect and maintain the UK Security Interests in favor of Bank and preserve and protect the Rights of Bank.

     SECTION 5.15 INSPECTION. Keep, and cause each Subsidiary to keep, proper and complete books, records, and accounts. UK Subsidiaries shall permit any representatives of Bank to visit and inspect any of the properties of the UK Subsidiaries, to examine all books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts with their respective officers, employees and auditors (and by this provision the UK Subsidiaries authorize said auditors to discuss with Bank representatives the finances and affairs of the UK Subsidiaries) at all such reasonable times and as often as may be reasonably requested.

     SECTION 5.16 INFORMATION AND OTHER DOCUMENTS. Promptly deliver to Bank such information (not otherwise required to be furnished herein) respecting the business affairs, assets, and liabilities of the UK Subsidiaries, and such opinions, certifications, and documents, in addition to those herein mentioned, as Bank may reasonably request.

                                   ARTICLE SIX
                               NEGATIVE COVENANTS

     So long as Bank is committed to make Advances hereunder, and thereafter until payment and performance in full of the Obligations, the UK Subsidiaries covenant that, unless the Bank shall otherwise consent in writing:

     SECTION 6.1 CAPITAL CONTRIBUTIONS OR INDEBTEDNESS. No UK Subsidiary shall create or suffer to exist any direct, indirect, fixed, or contingent liability for, or incur, any Indebtedness from any Person other than an Affiliate, or accept any funding from an Affiliate, including but not limited to by loan or capital contribution, except (a) the Obligations, (b) the Existing UK Indebtedness, (c) Indebtedness secured by Permitted UK Liens, (d) Indebtedness from a third party other than an Affiliate in the ordinary course of business except for borrowed money, and (e) Indebtedness between Affiliates and/or UK Subsidiaries or capital contributions from an Affiliate to any UK Subsidiary up to a maximum aggregate amount of US $1,000,000 in any calendar year.

     SECTION 6.2 PREPAYMENTS OF OTHER DEBTS. No UK Subsidiary shall make any voluntary prepayment on the principal of any Indebtedness for borrowed money other than the Obligations, whether subordinate to the Obligations or not.

     SECTION 6.3 SECURITY. No UK Subsidiary shall create, or suffer to be created or to exist any security interest in or over its property or assets, except the Permitted UK Liens, nor shall any UK Subsidiary enter into an agreement with any other Person which prohibits such UK Subsidiary from incurring any security interests in or over any of its property or assets.

     SECTION 6.4 SALES OF ASSETS. Except as otherwise provided below, no UK Subsidiary shall, directly or indirectly, sell, lease, transfer, abandon or otherwise dispose of (a) any of its assets other than sales and dispositions in the ordinary course of business for a fair and adequate consideration, or (b) any of the UK Collateral other than sales in the ordinary course of business for a fair and adequate consideration.

     SECTION 6.5 MERGER AND CONSOLIDATION. No UK Subsidiary shall, directly or indirectly, acquire all or any substantial portion of the property, assets, or stock of, or interest in, any Person, or merge or consolidate with any Person, except that any Affiliate as of the date of this Amendment may be consolidated with or merged into a UK Subsidiary if (i) such UK Subsidiary is the surviving corporation, and (ii) immediately after giving effect to such transaction, no condition or event shall exist which constitutes a Default.

     SECTION 6.6 BUSINESS. No UK Subsidiary shall engage, directly or through other Persons, in any business other than the business now carried on, and other businesses directly related thereto.

     SECTION 6.7 LOANS, ADVANCES AND INVESTMENTS. No UK Subsidiary shall purchase or hold beneficially stock or other securities or evidence of Indebtedness of, or make or permit to exist any loans or advances to, or make any investments or acquire any interest whatsoever in, any Person except (i) investments in direct obligations of the United States of America, certificates of deposit issued by Bank or a banking association having a capitalization of at least One Hundred Million Dollars ($100,000,000), or commercial paper rated P-1 or better by Standard and Poors; (ii) investments in readily marketable direct obligations of the United States of America; and (iii) corporate debt instruments rated B or better by Moody's.

     SECTION 6.8 FISCAL YEAR; ACCOUNTING METHOD. No UK Subsidiary shall change its fiscal year or change its method of accounting, unless a UK Subsidiary elects to change to the fiscal year of the Borrower.

     SECTION 6.9 TRANSACTIONS WITH AFFILIATES. No UK Subsidiary shall enter into any transaction with any Affiliate except in the ordinary course of such UK Subsidiary's business and on fair and reasonable terms no less favorable to such UK Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     SECTION 6.10 CONTINGENT LIABILITIES. None of the UK Subsidiaries will, directly or indirectly, endorse, guarantee, or otherwise become surety for, or contingently liable upon, the obligations of any Person, except to the extent expressly provided for herein.

     SECTION 6.11 CAPITAL EXPENDITURES. The UK Subsidiaries will not, directly or indirectly, make expenditures for plant, equipment, or other fixed or capital assets in excess of the amounts which have been stated in the projections provided to the Bank for the current or upcoming fiscal year, as applicable, in accordance with Section 5.4 of the Loan Agreement, for such period, which amounts have been approved in writing in advance by the Bank.

     SECTION 6.12 PERMITTED LEASE OBLIGATIONS. None of the UK Subsidiaries will, directly or indirectly, enter into, assume, or otherwise obligate itself for the performance of the obligations of the lessee or tenant under any lease or sublease of property except the Permitted Lease Obligations.

     SECTION 6.13 INSIDER COMPENSATION. None of the UK Subsidiaries will, directly or indirectly, pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation.

     SECTION 6.14 REDEMPTION OF STOCK. None of the UK Subsidiaries will, directly or indirectly, purchase, redeem, or otherwise acquire for value or retire any share capital issued by any Company which is not a wholly-owned Subsidiary of such UK Subsidiary.

     SECTION 6.15 PAYMENT OF WITHHOLDING TAXES. None of the UK Subsidiaries will, directly or indirectly, use any portion of the proceeds of the Line of Credit to pay the wages of employees unless a portion of the proceeds or other funds are also used to make timely payment to or deposit with the United States of all amounts of tax required to be deducted and withheld with respect to such wages by such entity under applicable law.

     SECTION 6.16 LOCATION WITH RESPECT TO UK COLLATERAL. None of the UK Subsidiaries will, directly or indirectly, move or permit any of the UK Collateral (or books or records with respect to the UK Collateral) to be moved from its present location, except as otherwise allowed herein.

     SECTION 6.17 SALES AND LEASEBACKS. No UK Subsidiary will sell, transfer, or otherwise dispose of, any real or personal property to any person and thereafter directly or indirectly lease back the same or similar property.

     SECTION 6.18 ASSIGNMENT. The UK Subsidiaries will not, directly or indirectly, assign or transfer, or attempt to do so, any of their rights, powers, duties, or obligations under any of the Loan Papers.

     SECTION 6.19 DEVIATION FROM LOAN PAPERS. The UK Subsidiaries will not, directly or indirectly, permit, or act in any manner that could cause, a violation of or deviation from any of the terms, conditions, covenants, or obligations under the Loan Papers.

                                  ARTICLE SEVEN
                                     DEFAULT

     In addition to the "Defaults" as set forth in the Loan Agreement, the following shall also be deemed a Default under the Loan Agreement:

     SECTION 7.1 COVENANTS. The failure or refusal of any of the UK Subsidiaries to punctually and properly perform, observe, and comply with any covenant, agreement, or condition contained in any of the Loan Papers and such failure or refusal continues for a period of thirty (30) days after such UK Subsidiary has or, with the exercise of reasonable investigation, should have, notice thereof; provided, however, that such grace period shall not apply, and a Default shall be deemed to have occurred and to exist immediately if such failure or neglect may not, in Bank's reasonable determination, be cured by such UK Subsidiary during such thirty (30) day grace period.

     SECTION 7.2 INSOLVENCY AND RESCHEDULING. Any of the UK Subsidiaries ceases or suspends generally payment of its debts or announces an intention to do so (or is deemed for the purposes of any law applicable to it to be) or is unable to pay its debts as they fall due or commences negotiations with or makes a proposal to any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors or a moratorium is declared in respect of the indebtedness of any of the UK Subsidiaries.

     SECTION 7.3 WINDING UP AND EXECUTION OR DISTRESS. Any of the UK Subsidiaries takes any corporate action or other steps are taken or formal proceedings are started for its winding up, dissolution, administration or reorganization (whether by way of voluntary arrangement, scheme of arrangement or otherwise) (save for any pursuant to a solvent reorganization previously approved in writing by the Bank or contested in good faith by the relevant UK Subsidiary and permanently discharged, stayed, withdrawn or satisfied within 30 days of the commencement thereof) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer, of it or of any or all of its revenues and assets (or any event occurs or proceedings are taken with respect to any of the UK Subsidiaries which has a similar or equivalent effect to any of the foregoing, or any execution or distress is levied against, or any encumbrancer takes possession of, the whole or any part of the property, undertaking or assets of any of the UK Subsidiaries or any event occurs which under the laws of any jurisdiction has a similar or analogous effect save where such execution, distress, attachment, process or taking of possession is contested in good faith by the relevant UK Subsidiary and is permanently discharged, stayed, withdrawn or satisfied or the encumbrancer ceases to have possession in each case within 30 days.

     SECTION 7.4 ACCELERATION OF OTHER DEBT. The acceleration, by the holder thereof, of the maturity of any Indebtedness owed by any UK Subsidiary.

     SECTION 7.5 IMPAIRMENT OF UK COLLATERAL OR ABILITY TO PAY. The discovery by Bank of information that the value of the UK Collateral granted by the UK Subsidiaries has or will be materially decreased and the situation giving rise thereto is not corrected to the satisfaction of Bank within 20 days after notice thereof, from Bank to UK Subsidiary and Borrower.

     SECTION 7.6 MISREPRESENTATION. The discovery by Bank that any statement, representation, or warranty in this Amendment or any of the other Loan Papers or in any writing ever delivered to Bank pursuant to this Amendment or any of the other Loan Papers, is false, misleading, or erroneous in any material respect.

                                  ARTICLE EIGHT
                                  MISCELLANEOUS

     SECTION 8.1 NOTICES. The address of the UK Subsidiaries for the purposes of notices under this Amendment or the Loan Agreement is as follows:

     Rachel's Dairy:          c/o Horizon Organic Dairy Limited
                              Venturers House
                              Prince Street
                              Bristol, BS14PB
                              United Kingdom
                              Attn: Don Gaidano

     Meadow Farms:            c/o Horizon Organic Dairy Limited
                              Venturers House
                              Prince Street
                              Bristol, BS14PB

                              United Kingdom
                              Attn: Don Gaidano

     ODL:                     c/o Horizon Organic Dairy Limited
                              Venturers House
                              Prince Street
                              Bristol, BS14PB
                              United Kingdom
                              Attn: Don Gaidano

     Organic Matters:         c/o Horizon Organic Dairy Limited
                              Venturers House
                              Prince Street
                              Bristol, BS14PB
                              United Kingdom
                              Attn: Don Gaidano

     HODL:                    Venturers House
                              Prince Street
                              Bristol, BS14PB
                              United Kingdom
                              Attn: Don Gaidano
     in each case with a copy to:  Michael Sabian, Esq.
                                   Shughart Thomson & Kilroy
                                   1050 Seventeenth Street, Suite 2350
                                   Denver, CO 80265

     SECTION 8.2 GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL. The Loan Papers are being executed and delivered, and are intended to be performed, in the State of Colorado, and the substantive Laws of such state shall govern the validity, construction, enforcement, and interpretation of the Loan Papers, unless otherwise specified therein. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Amendment, the Loan Agreement, or any of the Loan Papers, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Amendment, the Loan Agreement, or any of the Loan Papers, shall be venued in either the District Court of the City and County of Denver, Colorado, or the United States District Court, District of Colorado. Each UK Subsidiary hereby appoints the Borrower as its authorized agent upon which notices hereunder or any process may be served in any suit, action or proceeding arising out of or based on this Amendment or any Loan Papers which are instituted in any of the aforementioned state or federal courts in Colorado and expressly accepts the jurisdiction of any court in respect of such action. Such appointment shall be irrevocable so long as any Obligations remain unpaid unless and until the appointment of a successor or authorized agent located in Colorado and notice thereof is give to Bank. Each of the UK Subsidiaries will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. EACH OF THE UK SUBSIDIARIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE LOAN AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 8.3 SEVERABILITY. If any provision of this Amendment or any of the Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such Loan Paper a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     SECTION 8.4 SURVIVAL. Except as specifically provided herein, all representations, warranties, covenants and agreements of the UK Subsidiaries contained herein shall continue in full force and effect so long as any part of the Obligations remains unpaid and, except as otherwise indicated, shall not be affected by any investigation made by any party.

     SECTION 8.5 FURTHER ASSURANCES. Each of the UK Subsidiaries agrees that at any time and from time to time, upon the written request Bank, it will execute and deliver such further documents and do such further acts and things Bank may reasonably request in order to fully effect the purpose of this agreement and the other Loan Papers and to provide for the payment of the principal and interest on the Obligations in accordance with the terms and provisions of the Loan Papers.

     SECTION 8.6 COUNTERPARTS. This Amendment has been executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which constitute, collectively, one Amendment, but, in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

     SECTION 8.7 FORM OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished to Bank under any provision of this agreement must be in form and substance satisfactory to Bank and its counsel.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers to be effective as of the date first hereinabove written.


BORROWER:                               HORIZON ORGANIC HOLDING CORPORATION


                                        By:
                                           --------------------------------
                                           Don J. Gaidano, Chief Financial
                                           Officer


UK SUBSIDIARIES:                        RACHEL'S DAIRY LIMITED


                                        By:
                                           --------------------------------
                                           Don J. Gaidano, Director


                                        MEADOW FARMS LIMITED


                                        By:
                                           --------------------------------
                                           Don J. Gaidano, Director


                                        ORGANIC DAIRIES LIMITED


                                        By:
                                           --------------------------------
                                           Don J. Gaidano, Director


                                        ORGANIC MATTERS LIMITED


                                        By:
                                           --------------------------------
                                           Don J. Gaidano, Director


                                        HORIZON ORGANIC DAIRY LIMITED


                                        By:
                                           --------------------------------
                                           Don J. Gaidano, Finance Director

GUARANTORS:
                                        HORIZON ORGANIC DAIRY, INC.


                                        By:
                                           --------------------------------
                                           Don J. Gaidano
                                           Chief Financial Officer/Vice
                                           President-Finance


                                        HORIZON ORGANIC DAIRY,
                                        MARYLAND FARM, INC.


                                        By:
                                           --------------------------------
                                           Don J. Gaidano, Assistant Secretary


                                        HORIZON ORGANIC DAIRY,
                                        IDAHO FARM, INC.


                                        By:
                                           --------------------------------
                                           Don J. Gaidano, Assistant Secretary


                                        HORIZON ORGANIC DAIRY,
                                        CALIFORNIA FARM, INC.


                                        By:
                                           --------------------------------
                                           Don J. Gaidano
                                           Chief Financial Officer/Vice
                                           President-Finance

                                        HORIZON ORGANIC INTERNATIONAL, INC.


                                        By:
                                           --------------------------------
                                           Don J. Gaidano
                                           Chief Financial Officer/Vice
                                           President-Finance


BANK:                                   U.S. BANK NATIONAL ASSOCIATION


                                        By:
                                           --------------------------------
                                           David P. Bruni, Vice President

                                    EXHIBITS:


Exhibit A                    Permitted UK Liens and Existing UK Indebtedness
Exhibit B                    Locations/Properties
Exhibit C                    Subsidiaries
Exhibit D                    Material Agreements
Exhibit E                    Environmental